Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
MCGCapital.com

FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS
FOURTH QUARTER AND ANNUAL 2009 RESULTS

ARLINGTON, VA – March 4, 2010 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2009.  MCG will host an investment community conference call today, March 4, 2010 at 10:00 a.m. (Eastern Time).  Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Highlights

•
Distributable net operating income, or DNOI, for the quarter ended December 31, 2009 was $11.5 million, or $0.15 per share.  DNOI for all of 2009 was $45.9 million, or $0.61 per share.  DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended December 31, 2009 was $9.4 million, or $0.12 per share. Net operating income for the full year was $38.2 million, or $0.51 per share.

•	Net income for the quarter ended December 31, 2009 was $1.6 million, or $0.02 per share. Net loss for the full year was $51.1 million, or $0.68 per share.

•
Net investment loss for the quarter ended December 31, 2009 was $7.6 million, which represents 0.7% of the most recently reported fair value of MCG’s investment portfolio.  Net investment loss for the year ended December 31, 2009 was $94.4 million.

•	Net asset value as of both December 31, 2009 and September 30, 2009 was $8.06 per common share.

•
Since beginning its monetization initiatives in July 2008, MCG completed a total of $285.8 million in investment monetizations, including 29 monetizations for $274.2 million, which were completed at 100.5% of their most recently reported fair value, and one distressed sale for $11.6 million, which was completed at 42.3% of its most recently reported fair value.

•
MCG’s ratio of total assets to total borrowings and other senior securities was 216% as of December 31, 2009, and rose to 220% as of February 26, 2010.  MCG also had $56.8 million of unrestricted cash as of February 26, 2010 and $119.7 million of cash in securitization and restricted accounts, which may be deployed for suitable new investment opportunities.

Overview

Today, MCG reported fourth quarter 2009 net income of $1.6 million, or $0.02 per basic and diluted share, which represented a $58.9 million, or $0.79 per share, improvement over the net loss of $57.3 million, or $0.77 per share, reported for the comparable period in 2008.  This improvement was attributable primarily to a $69.3 million reduction in the net investment loss recognized on the fair value of MCG’s investment portfolio and $0.6 million, or 6.3%, increase in net operating income, partially offset by an $11.0 million decrease in the gain on extinguishment of debt.

MCG’s revenue for the fourth quarter of 2009 was $23.7 million, which represented a 21.0% decrease from the comparable period in 2008.  MCG’s reported DNOI of $11.5 million, or $0.15 per share, was down from $14.2 million, or $0.19 per share, from the comparable period in 2008.  Net operating income during the fourth quarter of 2009 increased 6.3% to $9.4 million from the comparable period in 2008.  The decreases in MCG’s revenues and DNOI resulted primarily from a reduction in its average investment portfolio balance stemming from the Company’s monetization activities, a 247 basis point decrease in average LIBOR and changes in the composition and average balance of loans on non-accrual status.

MCG Capital Corporation
March 4, 2010

"We are pleased to report that our fourth quarter 2009 results were in-line with our expectations,” said Steven F. Tunney, CEO and President.  “For the third consecutive quarter, we are reporting stable net asset values.”  Tunney continued, “While we remain cautious about the economy, as we move into 2010, we have restarted our origination activities to redeploy a portion of our cash and capacity in our borrowing facilities into new yield-oriented debt investment opportunities that we believe can increase our operating income and support the reinstitution and future growth of distributions to our stockholders.”

During the quarter ended December 31, 2009, MCG successfully completed $43.9 million in monetizations, which were completed at 104.3% of their most recently reported fair values.  MCG will strive to continue monetizing certain assets opportunistically over the course of the next several quarters; however, the timing of such monetizations depends largely upon future market conditions.  The Company is under no contractual or other obligation to monetize assets at specified times, levels or prices.

Direction for 2010

As the Company moves into 2010, it is continuing its monetization activities and starting its origination activities.  For the foreseeable future, MCG expects to generally limit its investing activities to debt instruments and does not intend to make significant investments in control companies beyond those currently in its portfolio.    Although the Company currently has sufficient capital and borrowing capacity available to fund investments, the Company plans to underwrite credit in a manner consistent with its expectation that macro economic conditions will be under pressure for an extended period of time.  Over time, if the Company meets its goals with respect to leverage levels and unrestricted cash balances, it may seek to repurchase equity and additional debt securities, subject to the limitations set forth in its private placement borrowing agreements.

To help provide sustainable stockholder value, the Company expects to make future distributions to stockholders based upon a quarterly assessment of the statutorily required level of distributions, gains and losses recognized for tax purposes, portfolio transactional events, its liquidity, cash earnings, and its asset coverage ratio.  The Company expects to make the first such determination after the results for the first quarter of 2010 are finalized.

Liquidity and Capital Resources

As of December 31, 2009, MCG’s cash and cash equivalents totaled $54.2 million and it had $557.8 million of borrowings (the majority of which was composed of $478.8 million of collateralized non-recourse borrowings).  During the three months ended December 31, 2009, MCG paid down $10.7 million of outstanding borrowings.  As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders.  MCG’s asset coverage ratio increased to 216% as of December 31, 2009.  The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $130.4 million as of December 31, 2009.  By February 26, 2010, cash and cash equivalents totaled $56.8 million and the asset coverage ratio increased to 220%.  As of December 31, 2009 MCG had $28.3 million of funded borrowing capacity, subject to Small Business Administration approval, available in its SBIC subsidiary that effectively is exempt from the statutory asset coverage ratio requirements.  In addition, MCG has $50.0 million in available capacity under its 2006-1 facility subject to facility requirements.

Portfolio Activity

The fair value of MCG’s investment portfolio totaled $986 million at December 31, 2009, as compared to $1.037 billion at September 30, 2009.  During the fourth quarter of 2009, MCG made $8.0 million of advances, including $4.9 million of paid-in-kind, or PIK, advances and $3.1 million of advances to portfolio companies under revolving and line of credit facilities.  Gross payments, reductions and sales of securities during the fourth quarter of 2009 of $51.9 million were composed of $38.5 million of senior debt, $11.8 million of secured subordinated debt, $0.1 million of preferred equity and $1.5 million of common equity.

MCG Capital Corporation
March 4, 2010

During the three months ended December 31, 2009, MCG reported net investment losses before income tax provision of $7.6 million, which are detailed below:

(in thousands)		Three months ended December 31, 2009
Portfolio Company	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation	Net (Loss)/ Gain
Active Brands International, Inc.	Consumer Products	Non-affiliate	$—	$(8,067)	$—	$(8,067)
Stratford School Holdings, Inc.	Education	Affiliate	—	(5,681)	—	(5,681)
Cruz Bay Publishing, Inc.	Publishing	Non-affiliate	—	(3,604)	—	(3,604)
NPS Holdings Group, LLC	Business Services	Control	—	(2,232)	—	(2,232)
Orbitel Holdings, LLC	Cable	Control	—	(2,084)	—	(2,084)
Jet Plastica Investors, LLC.	Plastic Products	Control	—	(2,061)	—	(2,061)
Cleartel Communications, Inc.	Communications	Control	(150,212)	—	150,136	(76)
Superior Industries Investors, LLC	Sporting Goods	Control	—	4,388	—	4,388
Avenue Broadband LLC	Cable	Control	—	3,247	—	3,247
B&H Education, Inc.	Education	Non-affiliate	—	2,658	—	2,658
Xpressdocs Holdings, Inc.	Business Services	Non-affiliate	—	2,622	—	2,622
CWP/RMK Acquisition Corp.	Home Furnishings	Non-affiliate	(10,692)	(188)	11,509	629
Marietta Intermediate Holding Corporation	Cosmetics	Non-affiliate	(1,832)	—	2,028	196
Other			624	1,691	108	2,423
Total			$(162,112)	$(9,311)	$163,781	$(7,642)

During the quarter ended December 31, 2009, MCG recorded a $150.2 million realized loss on Cleartel, offset by the reversal of $150.1 million of unrealized depreciation, which resulted in a $0.1 million net loss on this investment.  MCG sold its debt and equity investment in CWP/RMK Acquisition Corp., which resulted in MCG reversing $11.5 million of unrealized depreciation and realizing a $10.7 million loss.  Subsequent to the sale, MCG recorded $0.2 million of unrealized depreciation on its investment in CWP/RMK Acquisition Corp.  During December 2009, MCG’s investment in the subordinated debt of Marietta Intermediate Holding Corporation was settled at approximately the reported fair value for this investment.  As a result of this settlement, MCG reversed $2.0 million of previously unrealized depreciation and realized a $1.8 million loss.  The remaining unrealized depreciation shown in the above table resulted predominantly from the performance of certain of the portfolio companies, and, to a lesser extent, the multiples that MCG used to estimate the fair value of the investments.

Conference Call	Date and time	Thursday, March 4, 2010 at 10:00 a.m. Eastern Time
(Live Call)
	Dial-in Number	(877) 878-2269 domestic
	(No Conference ID required)	(847) 829-0062 international

	Webcast	http://investor.mcgcapital.com
Replay	Call Replay	(800) 642-1687 domestic
(Available through March 18, 2010)	(Conference ID for replay is #59296993)	(706) 645-9291 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation
March 4, 2010

MCG Capital Corporation
Consolidated Balance Sheets

	December 31,
(in thousands, except per share amounts)	2009	2008
Assets
Cash and cash equivalents	$54,187	$46,149
Cash, securitization accounts	109,141	37,493
Cash, restricted	21,232	979
Investments at fair value
Non-affiliate investments (cost of $560,347 and $605,906, respectively)	531,974	584,336
Affiliate investments (cost of $38,845 and $45,141, respectively)	44,388	56,126
Control investments (cost of $555,732 and $819,076, respectively)	409,984	562,686
Total investments (cost of $1,154,924 and $1,470,123, respectively)	986,346	1,203,148
Interest receivable	6,025	8,472
Other assets	14,218	16,193
Total assets	$1,191,149	$1,312,434

Liabilities
Borrowings (maturing within one year of $13,327 and $44,500, respectively)	$557,848	$636,649
Interest payable	2,736	5,367
Other liabilities	14,882	11,507
Total liabilities	575,466	653,523

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on December 31, 2009 and 2008, 76,394 issued and outstanding on December 31, 2009 and 76,075 issued and outstanding on December 31, 2008	764	761
Paid-in capital	1,005,085	997,318
Undistributed (distributions in excess of) earnings
Paid-in capital	(162,783)	(162,783)
Other	(57,066)	91,624
Net unrealized depreciation on investments	(170,317)	(267,948)
Stockholder loans	—	(61)
Total stockholders’ equity	615,683	658,911
Total liabilities and stockholders’ equity	$1,191,149	$1,312,434

Net asset value per common share at end of period	$8.06	$8.66

MCG Capital Corporation
March 4, 2010

MCG Capital Corporation
Consolidated Statements of Operations

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2009	2008	2009	2008
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$16,251	$17,073	$64,209	$72,725
Affiliate investments (5% to 25% owned)	1,087	1,572	4,470	6,777
Control investments (more than 25% owned)	5,885	10,688	28,627	52,753
Total interest and dividend income	23,223	29,333	97,306	132,255
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	252	108	1,333	1,507
Affiliate investments (less than 5% owned)	—	99	—	99
Control investments (more than 25% owned)	204	433	1,195	1,504
Total advisory fees and other income	456	640	2,528	3,110

Total revenue	23,679	29,973	99,834	135,365
Operating expenses
Interest expense	5,053	8,725	23,444	35,431
Employee compensation
Salaries and benefits	4,001	2,817	14,825	16,490
Amortization of employee restricted stock awards	2,124	1,449	7,727	6,855
Total employee compensation	6,125	4,266	22,552	23,345
General and administrative expense	3,082	4,271	15,650	16,648
Goodwill impairment	—	3,851	—	3,851
Total operating expenses	14,260	21,113	61,646	79,275

Net operating income before net investment loss, gain on extinguishment of debt and income tax provision (benefit)	9,419	8,860	38,188	56,090
Net realized loss on investments
Non-affiliate investments (less than 5% owned)	(12,024)	384	(18,015)	5,868
Affiliate investments (5% to 25% owned)	—	—	(1,947)	(61)
Control investments (more than 25% owned)	(150,088)	(639)	(172,022)	(15,190)
Total net realized loss on investments	(162,112)	(255)	(191,984)	(9,383)
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	8,321	(28,587)	(6,803)	(53,312)
Affiliate investments (5% to 25% owned)	(4,894)	(936)	(5,442)	3,900
Control investments (more than 25% owned)	150,525	(46,386)	110,642	(198,252)
Derivative and other fair value adjustments	518	(827)	(766)	(554)
Total net unrealized appreciation (depreciation) on investments	154,470	(76,736)	97,631	(248,218)

Net investment loss before income tax provision (benefit)	(7,642)	(76,991)	(94,353)	(257,601)
Gain on extinguishment of debt before income tax provision (benefit)	—	11,055	5,025	11,055
Income tax provision (benefit)	212	221	(81)	789

Net income (loss)	$1,565	$(57,297)	$(51,059)	$(191,245)
Earnings (loss) per basic and diluted common share	$0.02	$(0.77)	$(0.68)	$(2.65)
Cash distributions declared per common share	$—	$—	$—	$0.71
Weighted-average common shares outstanding—basic and diluted	76,267	74,424	74,692	72,254

MCG Capital Corporation
March 4, 2010

MCG Capital Corporation
Consolidated Statements of Cash Flows

	Years ended December 31,
(in thousands)	2009	2008	2007
Cash flows from operating activities
Net (loss) income	$(51,059)	$(191,245)	$86,636
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Investments in portfolio companies	(58,673)	(87,530)	(603,818)
Principal collections related to investment repayments or sales	196,575	203,881	341,551
Increase in interest receivable, accrued payment-in-kindinterest and dividends	(13,330)	(26,415)	(49,980)
Amortization of restricted stock awards
Employee	7,727	6,961	9,024
Non-employee director	135	255	174
Decrease (increase) in cash—securitization accounts from interest collections	1,305	(566)	(15,226)
Depreciation and amortization	5,395	3,763	1,903
Impairment of goodwill	—	3,851	—
Unrealized (appreciation) depreciation on stockholder loans	(31)	398	—
Decrease (increase) in other assets	1,160	(3,848)	3,407
Increase (decrease) in other liabilities	663	(5,592)	3,243
Realized loss (gain) on investments	191,984	9,383	(21,750)
Change in unrealized (appreciation) depreciation on investments	(97,631)	248,218	34,637
Gain on extinguishment of debt	(5,025)	(11,055)	—
Net cash provided by (used in) operating activities	179,195	150,459	(210,199)

Cash flows from financing activities
Net (payments) proceeds on borrowings	(73,776)	(103,091)	229,152
(Increase) decrease in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(72,953)	76	(5,846)
Restricted cash	(20,253)	—	—
Payment of financing costs	(4,175)	(3,500)	(1,165)
Issuance of common stock, net of costs	—	57,038	95,350
Distributions paid	—	(78,130)	(105,837)
Cancellation of common stock held as collateral for stockholder loans	(92)	(105)	—
Repayment of stockholder loans	92	105	151
Net cash (used in) provided by financing activities	(171,157)	(127,607)	211,805
Increase in cash and cash equivalents	8,038	22,852	1,606

Cash and cash equivalents
Beginning balance	46,149	23,297	21,691
Ending balance	$54,187	$46,149	$23,297
Supplemental disclosure of cash flow information
Interest paid	$22,056	$34,282	$40,240
Income taxes paid	59	905	4,258
Payment-in-kind interest collected	2,214	6,230	13,848
Dividend income collected	8,414	3,817	7,328

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Quarterly Operating Information

(in thousands, except per share amounts)	2008 Q4	2009 Q1	2009 Q2	2009 Q3	2009 Q4
Revenue
Interest and dividend income
Interest income	$25,982	$24,054	$22,092	$21,050	$21,113
Dividend income	2,545	1,824	1,702	1,289	1,334
Loan fee income	806	719	634	719	776
Total interest and dividend income	29,333	26,597	24,428	23,058	23,223
Advisory fees and other income	640	1,209	310	553	456
Total revenue	29,973	27,806	24,738	23,611	23,679
Operating expense
Interest expense	8,725	6,558	6,315	5,518	5,053
Salaries and benefits	2,817	3,798	2,911	4,115	4,001
Amortization of employee restricted stock awards(a)	1,467	1,537	1,787	2,279	2,124
General and administrative(a)	4,253	3,975	5,552	3,041	3,082
Goodwill impairment	3,851	—	—	—	—
Total operating expense	21,113	15,868	16,565	14,953	14,260
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	8,860	11,938	8,173	8,658	9,419
Net investment loss before gain (loss) on extinguishment of debt and income tax provision (benefit)	(76,991)	(68,331)	(13,984)	(4,396)	(7,642)
Gain (loss) on extinguishment of debt	11,055	5,275	(132)	(118)	—
Income tax provision (benefit)	221	(172)	(82)	(39)	212
Net (loss) earnings	$(57,297)	$(50,946)	$(5,861)	$4,183	$1,565
Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	$8,860	$11,938	$8,173	$8,658	$9,419
Amortization of employee restricted stock awards(a)	1,467	1,537	1,787	2,279	2,124
Goodwill impairment	3,851	—	—	—	—
DNOI(b)	$14,178	$13,475	$9,960	$10,937	$11,543
DNOI per share-weighted average common shares – basic and diluted(b)	$0.19	$0.18	$0.13	$0.14	$0.15
Per common share statistics
Weighted-average common shares outstanding – basic and diluted	74,424	74,498	74,592	75,876	76,267
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share - basic and diluted	$0.12	$0.16	$0.11	$0.11	$0.12
(Loss) earnings per common share - basic and diluted	$(0.77)	$(0.68)	$(0.08)	$0.06	$0.02
Net asset value per common share - period end	$8.66	$8.02	$7.97	$8.06	$8.06
Dividends declared per common share	$—	$—	$—	$—	$—
_____________
(a)
Q4 2008, Q1 2009, Q2 2009, Q3 2009 and Q4 2009 include $332,  $3, $1, $0 and $2, respectively, of costs associated with MCG’s restructuring expense, including, $18, $0, $0, $0 and $0, respectively, of costs associated with the amortization of restricted stock awards related to MCG’s restructuring expense.

(b)
DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.  MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents expenses of the Company but do not require settlement in cash.  DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.  DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP).  Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Key Quarterly Statistics

(dollars in thousands)	2008 Q4	2009 Q1	2009 Q2	2009 Q3	2009 Q4
Average quarterly loan portfolio - fair value	$858,237	$815,620	$785,737	$739,909	$728,731
Average quarterly total investment portfolio - fair value	1,290,524	1,197,840	1,106,113	1,054,409	1,027,699
Average quarterly total assets	1,356,785	1,308,567	1,218,843	1,187,179	1,182,402
Average quarterly stockholders' equity	715,497	660,665	607,828	603,029	610,193
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.73%	3.26%	3.14%	2.97%	3.12%
Net loss	(12.73%)	(17.08%)	(13.52%)	(8.67%)	(4.17%)
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	7.12%	6.25%	6.08%	5.82%	6.16%
Net loss	(24.27%)	(32.72%)	(26.21%)	(16.99%)	(8.23%)
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	2.74%	1.24%	0.85%	0.41%	0.27%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	10.44%	11.94%	12.01%	11.83%	11.97%
	13.18%	13.18%	12.86%	12.24%	12.24%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.06%	0.06%	0.03%	0.10%	0.14%
Impact of non-accrual loans	(0.82%)	(0.92%)	(1.29%)	(0.67%)	(0.46%)
Total yield on average loan portfolio at fair value	12.42%	12.32%	11.60%	11.67%	11.92%
Cost of funds
Average LIBOR	2.74%	1.24%	0.85%	0.41%	0.27%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.30%	2.19%	2.51%	2.77%	2.65%
Impact of amortization of deferred debt issuance costs	0.40%	0.70%	0.80%	0.59%	0.60%
Total cost of funds	5.44%	4.13%	4.16%	3.77%	3.52%
Net portfolio yield margin	6.25%	6.69%	6.48%	6.51%	6.92%

Selected period end balance sheet statistics
Total investment portfolio at fair value	$1,203,148	$1,114,992	$1,061,506	$1,037,244	$986,346
Total assets	1,312,434	1,255,340	1,203,839	1,194,387	1,191,149
Borrowings	636,649	631,245	584,349	568,507	557,848
Total equity	658,911	609,531	605,478	611,967	615,683
Cash, securitization and restricted accounts	38,472	61,902	99,052	89,222	130,373
Debt to equity	96.62%	103.56%	96.51%	92.90%	90.61%
Debt, net of cash, securitization and restricted accounts to equity	90.78%	93.41%	80.15%	78.32%	69.43%

Other statistics (at period end)
BDC asset coverage ratio	201%	199%	206%	212%	216%
Number of portfolio companies	70	71	67	65	59
Number of employees	73	70	68	66	64
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.86%	4.82%	6.23%	6.99%	3.74%
Cost	13.00%	14.53%	19.59%	19.64%	10.80%
_____________
(a)
The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR.  The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q4 2008, Q1 2009, Q2 2009, Q3 2009 and Q4 2009 was approximately 0.55%, 0.80%, 0.84%, 0.99% and 0.94%, respectively.  The impact to the cost of funds due to the timing of LIBOR resets for Q4 2008, Q1 2009, Q2 2009, Q3 2009 and Q4 2009 was approximately 0.64%, 0.11%, 0.17%, 0.48% and 0.18%, respectively.

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Quarterly Investment Risk and Changes in Portfolio Composition

(dollars in thousands)	2008 Q4	2009 Q1	2009 Q2	2009 Q3	2009 Q4
Investment rating:(a)
IR 1 total investments at fair value(b)	$719,765	$669,004	$667,117	$599,261	$573,231
IR 2 total investments at fair value	206,829	179,499	151,933	135,988	125,222
IR 3 total investments at fair value	233,172	232,714	223,080	281,638	271,447
IR 4 total investments at fair value	32,648	19,257	16,313	11,125	3,394
IR 5 total investments at fair value	10,734	14,518	3,063	9,232	13,052

IR 1 percentage of total portfolio	59.8%	60.0%	62.9%	57.8%	58.1%
IR 2 percentage of total portfolio	17.2%	16.1%	14.3%	13.1%	12.7%
IR 3 percentage of total portfolio	19.4%	20.9%	21.0%	27.1%	27.5%
IR 4 percentage of total portfolio	2.7%	1.7%	1.5%	1.1%	0.4%
IR 5 percentage of total portfolio	0.9%	1.3%	0.3%	0.9%	1.3%

New investments by security type:
Senior secured debt	$12,610	$41,778	$3,658	$4,132	$1,468
Subordinated debt—Secured	7,125	4,076	4,127	2,852	4,956
Subordinated debt—Unsecured	(395)	127	130	3,509	134
Preferred equity	2,543	6,825	2,102	1,287	1,479
Common/common equivalents equity	1	—	—	—	—
Total	$21,884	$52,806	$10,017	$11,780	$8,037
Exits and repayments by security type:
Senior secured debt	$23,333	$7,777	$28,888	$13,924	$38,508
Subordinated debt—Secured	16,295	22,171	11,263	1,128	11,803
Subordinated debt—Unsecured	—	—	—	—	—
Preferred equity	291	42,289	9,660	15,240	70
Common/common equivalents equity	7	426	—	2,556	1,500
Total	$39,926	$72,663	$49,811	$32,848	$51,881
Exits and repayments by transaction type:
Scheduled principal amortization	$13,047	$8,083	$7,728	$14,365	$7,537
Loan sales	—	—	—	—	—
Principal prepayments	25,234	21,500	31,603	308	42,124
Payment of payment-in-kind interest and dividends	1,645	5,562	793	3,553	720
Sale of equity investments	—	37,518	9,687	14,622	1,500
Total	$39,926	$72,663	$49,811	$32,848	$51,881

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment
Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)
At December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, approximately, $363; $317; $317; $244 and $219, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also holds equity securities or for which it has already realized a gain on its equity investment.

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Portfolio Composition by Type

(dollars in thousands)	2008 Q4	2009 Q1	2009 Q2	2009 Q3	2009 Q4
Composition of investments at period end, fair value
Senior secured debt	$428,817	$456,377	$428,576	$416,302	$379,457
Subordinated debt
Secured	351,425	303,490	283,471	292,144	275,398
Unsecured	28,081	27,823	27,961	30,476	30,618
Total debt investments	808,323	787,690	740,008	738,922	685,473
Preferred equity	339,576	277,893	270,899	252,604	257,984
Common/common equivalents equity	55,249	49,409	50,599	45,718	42,889
Total equity investments	394,825	327,302	321,498	298,322	300,873
Total investments	$1,203,148	$1,114,992	$1,061,506	$1,037,244	$986,346

Percentage of investments at period end, fair value
Senior secured debt	35.7%	40.9%	40.4%	40.1%	38.5%
Subordinated debt
Secured	29.2%	27.2%	26.7%	28.2%	27.9%
Unsecured	2.3%	2.5%	2.6%	2.9%	3.1%
Total debt investments	67.2%	70.6%	69.7%	71.2%	69.5%
Preferred equity	28.2%	24.9%	25.5%	24.4%	26.2%
Common/common equivalents equity	4.6%	4.5%	4.8%	4.4%	4.3%
Total equity investments	32.8%	29.4%	30.3%	28.8%	30.5%
Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Key Annual Financial and Statistical Information

	Years Ended December 31,
(dollars in thousands)	2008	2009
Reconciliation of DNOI(b) to net operating income
Net operating income before investment losses, gain on extinguishment of debt and income tax provision	$56,090	$38,188
Amortization of employee restricted stock awards(a)	6,961	7,727
Goodwill impairment	3,851	—
DNOI(b)	$66,902	$45,915
DNOI per share-weighted average common shares(b)	$0.93	$0.61
Weighted-average common shares outstanding	72,254	74,692
Average loan portfolio - fair value	$949,904	$767,186
Average total investment portfolio - fair value	1,436,852	1,095,934
Average total assets	1,502,043	1,223,800
Average stockholders' equity	788,036	620,243
Return on average total assets
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	3.73%	3.12%
Net income	(12.73%)	(4.17%)
Return on average equity
Net operating income before net investment losses, gain on extinguishment of debt and income tax provision	7.12%	6.16%
Net income	(24.27%)	(8.23%)
Yield on average loan portfolio at fair value
Average LIBOR	2.92%	0.69%
Spread to average LIBOR on average loan portfolio at fair value	9.83%	12.00%
	12.75%	12.69%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.06%	0.03%
Impact of previously unaccrued PIK income	—	—
Impact of non-accrual loans	(0.99%)	(0.84%)
Total yield on average loan portfolio at fair value	11.82%	11.88%
Cost of funds
Average LIBOR	2.92%	0.69%
Spread to LIBOR excluding amortization of deferred debt issuance costs	1.81%	2.54%
Impact of amortization of deferred debt issuance costs	0.34%	0.67%
Total cost of funds	5.07%	3.90%
Net portfolio yield margin	6.63%	6.65%
(a)	2008 includes $106 of costs associated with the amortization of restricted stock awards associated with MCG’s restructuring expenses.

(b)
DNOI represents net operating income before net investment gains and losses, gain on extinguishment of debt and income tax (benefit) provision, as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards and impairment of goodwill.  MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and goodwill impairment charges, which represents an expense of the company but does not require settlement in cash.  DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis but rather at investment maturity or when declared.  DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP).  Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

MCG Capital Corporation
March 4, 2010

Selected Financial Data
Annual Changes in Portfolio Composition

	Years ended December 31,
(dollars in thousands)	2008	2009
New investments by security type
Secured senior debt	$49,351	$51,036
Subordinated debt - Secured	46,796	16,011
Subordinated debt - Unsecured	1,823	3,900
Preferred equity	26,973	11,693
Common/Common equivalents equity	38	—
Total	$124,981	$82,640

Exits and repayments by security type
Secured senior debt	$124,326	$89,097
Subordinated debt - Secured	58,478	46,365
Subordinated debt - Unsecured	—	—
Preferred equity	18,003	67,259
Common/Common equivalents equity	11,794	4,482
Total	$212,601	$207,203

Exits and repayments by transaction type
Scheduled principal amortization	$52,106	$37,713
Senior loan sales	18,733	—
Principal prepayments	108,989	95,535
Payment of payment-in-kind interest and dividends	10,047	10,628
Sale of equity investments	22,726	63,327
Total	$212,601	$207,203

Important Information About Non-GAAP References

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, (loss) gain on extinguishment of debt and income tax (benefit) provision, as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards and impairment of goodwill.
The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities.  These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization and impairment of goodwill, which represents expenses of the Company but do not require settlement in cash.  DNOI does include paid-in-kind, or PIK, interest and dividend income that generally are not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.  DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP).  Instead, DNOI should be reviewed in connection with net operating income, net income, earnings per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations.  Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation
March 4, 2010

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States.  MCG’s investment objective is to achieve current income and capital gains.  Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:
Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the cause of unrealized losses; the amount, timing and price (relative to fair value) of asset monetizations; the performance of MCG’s current and former portfolio companies; the Company’s future strategic plans, including plans to redeploy cash in securitization and restricted accounts into new investment opportunities; the ability to preserve net asset value; the ability to generate operating income from new investments and to support the reinstitution and future growth of distributions to stockholders; the Company’s plans to opportunistically monetize assets over the course of the next several quarters; the expectation regarding limits on future investing activities to debt investments; the Company’s intentions to curtail investments in control companies beyond those that are currently in the Company’s portfolio; the timing of, and the Company’s ability to, repurchase equity and additional debt securities; the pacing of MCG’s origination activity and the deployment of capital in investments that are consistent with its investment strategy; MCG’s underwriting process relative to macro economic conditions; the Company’s timing of and decisions regarding dividend distributions during 2010 based on the quarterly assessment of statutory distribution requirements, gains and losses recognized for tax purposes, portfolio transactional events, liquidity, cash earnings and asset coverage ratio; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.